Exhibit 10.14

First Amendment to the April 11, 2018 Loan Agreement between
AROG Pharmaceuticals, Inc. and Jain Investments, LLC

This First Amendment (“Amendment”), dated May 30, 2018, is made by and between AROG Pharmaceuticals, Inc. (the “Borrower”), with a place of business at 5420 LBJ Freeway, Suite. 410, Dallas, Texas 75240, and Jain Investments, LLC (the “Lender”), with a place of business at 5420 LBJ Freeway, Suite 410, Dallas, Texas 75240.

WHEREAS, Lender and Borrower entered into a Loan Agreement effective April 11, 2018 (the “Loan Agreement”);

WHEREAS, Lender and Borrower have agreed to increase the operating line of credit and have agreed to amend the Loan Agreement;

NOW, THEREFORE, the Parties agree to amend the Agreement as follows:

1.	The first sentence of Section 1 of the Agreement, entitled “Line of Credit,” shall be deleted in its entirety and replaced with the following sentence:

“Lender agrees to make available to Borrower an operating line of credit (the “Line of Credit”) in an amount of principal not to exceed Twenty Million and No/100 Dollars ($20,000,000.00) (the “Maximum Amount”).

2.	Except as modified herein, the Agreement, remains in full force and effect and is hereby incorporated by this reference. Capitalized terms not otherwise defined herein shall have the meanings contained in the Agreement.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives as of the first date provided above.

LENDER: Jain Investments, LLC

By:	/s/ Vinay K. Jain
Name:	Vinay K. Jain
Title:	Manager

BORROWER: Jain Investments, LLC

By:	/s/ Vinay K. Jain
Name:	Vinay K. Jain
Title:	Manager

Amendment 1 to Loan Agreement
30 May 2018